                                                                    EXHIBIT 23.1

                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors
North Arkansas Bancshares, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-35985) on Form S-8 of North Arkansas Bancshares, Inc. of our report dated August 7, 1998, relating to the consolidated balance sheet of North Arkansas Bancshares, Inc. and subsidiary as of June 30, 1998, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended, which report appears in the June 30, 1999 annual report on Form 10-KSB of North Arkansas Bancshares, Inc.

                                             /s/ KPMG LLP


Little Rock, Arkansas
September 28, 1999